     As filed with the Securities and Exchange Commission on March 1, 1999

                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------

                           CORNERSTONE BANCORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Connecticut                             06-1524044
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                               -----------------
                               550 Summer Street
                              Stamford, CT  06901
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               -----------------
                               James P. Jakubek
             Executive Vice President and Chief Operating Officer
                           Cornerstone Bancorp, Inc.
                               550 Summer Street
                              Stamford, CT  06901
                                (203) 356-0111
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               -----------------
                                   Copy to:
                           Leslie L. Davenport, Esq.
                             Shipman & Goodwin LLP
                               One American Row
                       Hartford, Connecticut 06103-2819
                                (860) 251-5918
                               -----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If delivery of the prospectus is expected to be made pursuant to Rule 434,
                                               ------------------------
please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           PROPOSED               PROPOSED
    TITLE OF EACH CLASS             AMOUNT                 MAXIMUM                 MAXIMUM
    OF SECURITIES TO BE              TO BE              OFFERING PRICE            AGGREGATE              AMOUNT OF
        REGISTERED                REGISTERED            PER SHARE (1)          OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01.......................         310,291                 $18.81              $5,836,573.71            $1,622.57
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices reported on the American Stock Exchange on February 23, 1999.

================================================================================

                                  PROSPECTUS

                           CORNERSTONE BANCORP, INC.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                310,291 SHARES
                                      OF
                                 Common Stock

                                _______________


  We are providing you with a plan that makes it convenient for you to purchase our common stock generally without brokerage commissions. You may have cash dividends paid by us reinvested in shares of our common stock. You may also make additional voluntary cash payments to the plan agent for the purchase of additional shares. The plan agent will purchase shares of our common stock generally from us on your behalf with the cash dividends and voluntary cash payments quarterly at the current market price (the mean between the high and low sales price) on the dividend payment date.

  Our Common Stock is traded on the American Stock Exchange under the symbol "CBN."

  Our principal executive offices are located at 550 Summer Street, Stamford, Connecticut 06901, and our telephone number is (203) 356-0111.

                               _____________


  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 3 IN THIS PROSPECTUS BEFORE PURCHASING ANY OF THESE SHARES.


                               _____________


  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _____________


                        Prospectus dated March 1, 1999.

                                 RISK FACTORS

     This prospectus, including the information incorporated by reference, includes "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act including, in particular, the statements about our plans, strategies, and prospects. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth below and elsewhere in this prospectus.

 .    Consolidation of the Banking Industry - We operate in a highly competitive market and could be involved in the continued consolidation of the banking industry which could adversely affect the value of our stock.

 .    Regulation of Financial Service Companies - We and our subsidiary are subject to various federal and state regulations that apply to bank holding companies and banks. The federal government, in particular, is considering an overhaul of the regulations that apply to banks and other financial service companies. We are unable to predict the impact of any change in the regulatory environment, but changes could adversely affect the value of our stock.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC. The documents we incorporate by reference are:

     (1) Annual Report on Form 10-KSB for the year ended December 31, 1997 for our predecessor, Cornerstone Bank (which includes basic and diluted earnings per share amounts that have not been adjusted to reflect the 10% stock dividend distributed in 1998);

     (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 for our predecessor, Cornerstone Bank; and

     (3) Current Report on Form 8-K dated March 18, 1998 for our predecessor, Cornerstone Bank, and our Current Report on Form 8-K12G3 dated March 1, 1999; and

     (4) The description of the common stock of our predecessor, Cornerstone Bank, contained in its Form F-1 filed on September 14, 1994 and of our common stock contained in our Current Report on Form 8-K12G3 filed on March 1, 1999, and any amendment or report filed to update this description.

     Note: The filings for our predecessor are available at the Federal Deposit Insurance Corporation at 550 17th Street, N.W., Washington, D.C. 20420.

  You may request a copy of these filings, at no cost, by writing or telephoning:

                      Leigh A. Hardisty, CFO
                      Cornerstone Bancorp, Inc.
                      550 Summer Street
                      Stamford, CT 06901
                      (203) 356-0111

  You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  THE COMPANY

  Cornerstone Bancorp, Inc. ("we" or the "Company") is a Connecticut corporation, incorporated in 1998 to serve as a bank holding company to provide executive, financial and administrative functions for its subsidiaries. We are a successor registrant to Cornerstone Bank (the "Bank"). We became the owner of all common stock of the Bank on March 1, 1999. The Bank is a Connecticut corporation, incorporated in 1985, and is our sole subsidiary.

  The Bank's business consists primarily of attracting deposits from the general public and local businesses and investing or loaning these deposits. The Bank originates loans collateralized by liens on commercial and residential properties and engages in making secured and unsecured consumer installment and commercial loans. The Bank engages in a full service commercial and consumer banking business. The Bank offers retail banking services including demand, savings and time deposits and commercial mortgage and consumer/installment loans. Since its inception, the Bank's primary mission has been to serve the banking needs of its community, the businesses in Fairfield County, Connecticut (including minority-owned and businesses in low and moderate income areas) and its citizens (including low and moderate income areas) while focusing on its surrounding community towns and cities of Stamford, Greenwich, Darien and New Canaan. The Bank conducts its operations through its main office located on 550 Summer Street in Stamford, Connecticut, its branch offices located on Hope Street, West Broad Street and High Ridge Road in Stamford, Connecticut, and a fourth branch located in Cos Cob, Connecticut.

                                   THE PLAN

PURPOSE

  The Dividend Reinvestment and Stock Purchase Plan (the "Plan") is designed for all holders of at least 50 shares of common stock of the Company (the "Common Stock") to provide you with a convenient way to:

 . Increase your holdings of Common Stock automatically generally without brokerage commissions or service charges.

 . Make additional voluntary cash investments in any amount from $50 to $5,000 per quarter generally without brokerage commissions or service charges.

 . Reduce record keeping.  Detailed statements are mailed after each investment.

 . Deposit all or part of your holdings of Common Stock with American Stock
  Transfer & Trust Company ("AST"), the Plan Agent for safekeeping.

  Because the shares of Common Stock will generally be purchased from the Company, the Plan results in the Company's receipt of proceeds for working capital and other general corporate purposes.

HOW THE PLAN WORKS

     The Company's Plan is set forth below in a question and answer format.

1.   WHO ADMINISTERS THE PLAN?

     American Stock Transfer & Trust Company - not the Company - administers the Plan. You should address all communications regarding the operation of the Plan as follows:

American Stock Transfer & Trust Company
40 Wall Street
New York, NY 10005
1-800-278-4353

2.   WHO IS ELIGIBLE TO PARTICIPATE?

     Any registered owner of at least 50 shares of Common Stock is eligible to participate. If your shares are registered in the name of a broker or other nominee, and you want to participate, you must either make appropriate arrangements with your broker or nominee to do so, or you must become a shareholder of record by having a part or all of your shares transferred to your own name. Shareholders who reside in a jurisdiction outside of the United States in which it is unlawful for the Company to allow such holders to participate are not eligible for the Plan.

     If you cease to have record ownership (including any shares held for you by AST) of at least 50 shares, AST will cease to reinvest all dividends and will not accept any voluntary cash payment.

     If you dispose of all shares represented by certificates registered in your name on the books of the Company (other than the deposit of such shares with AST), AST will continue to invest the dividends on the shares held by AST in your account until otherwise notified in writing by you.

3.   HOW DO I ENROLL IN THE PLAN?

     You should complete an authorization form available at the Company and mail it to AST at 40 Wall Street, New York, NY 10005. Your participation will begin with the next dividend payment date fixed by the Board of Directors of the Company (the "Dividend Investment Date") following receipt of your properly completed and signed authorization form. If your authorization arrives after the record date for that Dividend Investment Date, your participation will begin with the next Dividend Investment Date. You should promptly notify AST of any change in your address.

4. WHEN MUST MY VOLUNTARY CASH PAYMENT BE RECEIVED AND WHEN WILL MY REINVESTMENT OF CASH DIVIDENDS AND VOLUNTARY CASH INVESTMENT BE MADE?

     The reinvestment of cash dividends is automatically completed on the Dividend Investment Date at a price determined in accordance with the provisions of the Plan. Voluntary cash payments will also be invested on the Dividend Investment Date or, if no dividend is declared for any quarter, on the last day of such quarter which is a business day in Stamford, Connecticut (the "Cash Investment Date").

     Your participation will begin with the next Dividend Investment Date following receipt of your properly completed and signed authorization form. If you would like to make a voluntary cash payment, you should send AST a check or money order in any amount from $50 to $5,000 per quarter with the tear off stub that is attached to your statement of account. Cash dividends on the Common Stock when and if declared by the Board of Directors are generally paid by the Company on the 15th day (or next business day if the 15th day is not a business day) of April, July, October and January and such dates, if a dividend is declared, would be the Dividend Investment Dates. Since you will not receive interest on any funds held by AST on your behalf, it is suggested that you make any voluntary cash payments shortly (at least 10 days) before a Dividend Investment Date. Voluntary cash payments must be received a minimum of two (2) days before a Dividend Investment or Cash Investment Date. Any voluntary cash payment which cannot be invested will be returned within 30 days following receipt.

     In the case of a shareholder subject to backup withholding tax on dividends to be reinvested under the Plan, the appropriate amount will be withheld and the balance of the dividend otherwise payable will be invested in Common Stock.

5.   HOW ARE MY DIVIDENDS AND VOLUNTARY CASH PAYMENT USED TO PURCHASE STOCK?

     When your dividends and voluntary cash payment are given to AST, it will purchase authorized but unissued shares of Common Stock directly from the Company. However, the Company reserves the right to direct AST to make purchases of the Common Stock on the open market at the then current market price or in negotiated transactions. Common Stock will be purchased under the Plan from the Company at the current market price per share which will be the mean between the high and low sales prices on the American Stock Exchange on the relevant Dividend Investment Date as reported by such exchange. If the relevant Dividend Investment Date is not a trading day, or if the Common Stock does not trade on such date, then the price will be determined as of the next preceding day on which a trade is reported. If there is no trading in the shares of Common Stock for at least one day during a five day trading period immediately preceding the relevant Dividend Investment Date, the purchase price of the Common Stock per share shall be determined by the Company on the basis of such market quotations as it shall deem appropriate. AST credits you with both full and fractional shares computed to three decimal points. Fractional shares start earning dividends with the next dividend payment, just the way full shares do.

     In making purchases for your account, AST may commingle your dividends and voluntary cash payments with those of other participants. In the case of each purchase, the price at which AST shall be deemed to have acquired Common Stock for your account shall be the average price of all Common Stock purchased by AST for participants in the Plan with their aggregate funds used for such purchase.

     When the Common Stock purchased for you under the Plan is purchased directly from the Company, as will generally be the case, no brokerage fees or commissions will be charged. When the Common Stock purchased for you under the Plan is purchased on the open market or in negotiated transactions, you will be responsible for any brokerage fees or commissions charged. In addition, there are no underwriting discounts or commissions payable by the Company since the offering is not underwritten.

6.   CAN I RECEIVE A REFUND ON VOLUNTARY CASH PAYMENTS?

     You can receive a refund of cash payments provided AST receives a written request within at least forty-eight hours before the money is invested.

7.   HOW DO I KEEP TRACK OF MY INVESTMENT?

     As soon as practicable after each reinvestment of dividends and any voluntary cash payment, you will receive a detailed statement showing pertinent data, including total funds received, total shares purchased, and the purchase price per share. Please save these records. You will need these records when you sell your stock to establish the cost basis of shares in order to determine the taxable gain or loss on such sale for income tax purposes.

8.   ARE REINVESTED DIVIDENDS TAXABLE?

     Even though your dividends will be reinvested, they are subject to income taxes as if they were paid to you in cash. The Internal Revenue Service takes the position that any brokerage commissions paid by the Company on your behalf are also taxable to you, but may be added to the price actually paid for shares in determining taxable basis. The information return sent to you and to the Internal Revenue Service by AST at year-end will contain applicable tax information. PLEASE CONSULT YOUR TAX ADVISOR FOR SPECIFIC ADVICE AS TO THE PROPER TAX TREATMENT OF THESE ITEMS.

9.   WILL AST HOLD MY SHARES?

     For your convenience and to guard against loss, theft or damage, AST will hold the Common Stock purchased under the Plan in its name or in the name of its nominee, and no certificates will be issued to you for the Common Stock purchased unless so requested or until the account is terminated. Such requests must be made in writing after the Common Stock has been purchased. No certificates for fractional shares of Common Stock will be issued.

     At your option, you may also deposit with AST certificates for shares of Common Stock held in your own name. Certificates so deposited must be accompanied by a letter from you requesting that the Common Stock be deposited for safekeeping. AST shall hold such Common Stock in its name or in the name of its nominee.

10.  HOW WILL MY SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

     AST will send you a form of proxy representing all shares of Common Stock held by you in the Plan and in your own name. If you do not direct AST as to how the shares are to be voted, AST will not vote such shares.

11. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any stock dividends or stock splits distributed by the Company on Common Stock held by AST for you will be credited to your account. In the event that the Company makes available to its shareholders rights to purchase additional shares, or any other securities, AST will sell such rights accruing to Common Stock held by AST for your account and invest the resulting funds in Common Stock prior to or with the next regular Company cash dividend payment date. If you wish to receive directly any such rights, you may do so by sending to AST, at least two weeks prior to the rights offering record date, a written request that certificates for Common Stock in your account be sent to you.

12.  AM I FREE TO TERMINATE ENROLLMENT IN THE PLAN?

     You may terminate enrollment at any time by completing the tear-off form of your statement and submitting it to AST for processing. Any such notice received by AST from you less than three business days prior to a dividend record date shall not be effective until the dividends paid for such record date have been invested and the additional shares credited to your account. As soon as practicable after termination, AST will issue certificates to you, for the full shares, held in your Plan account. All dividends of record will be sent to you directly after receipt of your letter of termination. Fractional shares at the time of termination will be converted to cash at the then-current market price of Common Stock, and a check for the proceeds will be sent to you. If you prefer, the full and fractional shares in your Plan account can be sold for you, and you will receive the proceeds less brokerage commissions. In the event you elect to have AST sell all of your shares, AST will use its best efforts to make the sale on the American Stock Exchange, as soon as practicable, but no later than ten trading days after receipt of the request. If you elect to have AST sell your shares, you should be aware of the risk that the price of the Common Stock may decrease between the time the request to sell is made and the time the sale is completed. This risk is borne solely by you.

13.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Plan may be amended, supplemented or terminated by the Company or AST at any time or times by mailing appropriate notice at least 30 days prior to the effective date thereof to you at your last address of record. The amendment or supplement shall conclusively be deemed to be accepted by you unless prior to the effective date thereof AST receives written notice of the termination of your account. AST may terminate your account at any time at its discretion.

14.  MAY I DRAW CHECKS ON MY PLAN ACCOUNT?

     No.

15.  WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND AST UNDER THE PLAN?

     Neither the Company nor AST nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except as expressly set forth in the Plan. Neither shall they be liable for any act done in good faith or for any good faith omission to act, including, without limitation, failure to terminate your account prior to receipt of written notice of your death or with respect to the timing or the price of any purchase or sale.

     AST shall have no responsibility as to the market value of the Common Stock acquired for your account except to the accurate calculation of such value pursuant to the Plan.

                                USE OF PROCEEDS

  The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold as part of the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of such shares for working capital purposes and for other general corporate purposes.

                                 LEGAL MATTERS

  Shipman & Goodwin LLP, of Hartford, Connecticut, will issue an opinion as to the legality of the shares.

                                    EXPERTS

   The financial statements of Cornerstone Bank, incorporated herein by reference from Cornerstone Bank's Annual Report on Form 10-KSB for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                INDEMNIFICATION

     The Company's Certificate of Incorporation provides that the personal liability of any director to the Company or its shareholders for monetary damages for breach of duty as a director in certain circumstances shall be limited to an amount equal to the compensation received by the director for serving the Company as a director during the year of the violation. The limitations, however, do not affect the ability of the Company or its shareholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

     The Company's Certificate of Incorporation also provides that directors, officers and employees of the Company may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which they are made a party by reason of being or having been a director, officer, or employee of the Company or of any firm, corporation, or organization which they served in any such capacity at the request of the Company; provided, however, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Company; and provided, further, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the action, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights of which such persons may be entitled as a matter of law.

     The Company maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Table of Contents                                 Page
-----------------                                 ----
Risk Factors....................................     3
Where You Can Find More Information.............     3
The Company.....................................     4
The Plan........................................     4
  Purpose.......................................     4
  How The Plan Works............................     5
Use of Proceeds.................................     8
Legal Matters...................................     8
Experts.........................................     8
Indemnification.................................     8

CORNERSTONE BANCORP, INC.

DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

PROSPECTUS



March 1, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the registrant in connection with the distribution of the shares of Common Stock registered hereby.

          SEC registration fee...................... $ 1,623
          Legal fees and expenses...................  10,000
          Accounting fees and expenses..............  21,500
          Printing expenses.........................   1,000
          Miscellaneous.............................   1,000
                                                     -------
               Total expenses....................... $35,123

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of any director to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director; (2) enable the director or an associate, as defined in subdivision (3) of Section 33-843 of the Connecticut General Statutes, to receive an improper personal economic gain; (3) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company; (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company; or (5) create liability under
Section 36a-58 or Section 33-757 of the Connecticut General Statutes. The limitations summarized above, however, do not affect the ability of the Company or its shareholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

     In addition, the Company's Certificate of Incorporation provides that any person, his or her heirs, executors, or administrators may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she or they shall be made a party by reason of his or her being or having been a director, officer, or employee of the Company or of any firm, corporation, or organization which he or she served in any such capacity at the request of the Company; provided, however, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Company; and, provided, further, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights of which such persons, his or her heirs, executors, or administrators, may be entitled as a matter of law.

     The Company may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.

ITEM 16.  EXHIBITS

     The following is a list of exhibits filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.         Description
-----------         -----------

    4.1 Certificate of Incorporation (Exhibit 4.1 to Cornerstone Bancorp, Inc. Current Report on Form 8-K12G3 dated March 1, 1999). (1)

    4.2 Bylaws (Exhibit 4.2 to Cornerstone Bancorp, Inc. Current Report on Form 8-K12G3 dated March 1, 1999). (1)

    5.1 Opinion and Consent of Shipman & Goodwin LLP as to the legality of the securities to be registered. (2)

   23.1      Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

   23.2      Consent of Deloitte & Touche LLP. (2)

   24.1 Power of Attorney (included in signature page of this Registration Statement). (2)

   27.1      Financial Data Schedule. (2)

___________
(1)  Incorporated by reference.
(2)  Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of February, 1999.



                         By:  /s/ Norman H. Reader
                              --------------------
                              Norman H. Reader
                              President and Chief Executive Officer

                              POWER OF ATTORNEY

  Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Norman H. Reader and James P. Jakubek, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              _________________

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                         DATE
                ---------                                     -----                         ----
           /s/ Norman H. Reader             Director, President and Chief Executive   February 17, 1999
------------------------------------------  Officer
            (Norman H. Reader)              (Chief Executive Officer)

           /s/ James P. Jakubek             Director, Executive Vice President and    February 17, 1999
------------------------------------------  Chief Operating Officer
            (James P. Jakubek)

           /s/ Leigh A. Hardisty            Vice President, Chief Financial Officer   February 17, 1999
------------------------------------------  and Secretary
            (Leigh A. Hardisty)             (Chief Financial Officer and Chief
                                            Accounting Officer)

           /s/ Joseph S. Field Jr.          Director                                  February 17, 1999
------------------------------------------
            (Joseph S. Field Jr.)

                                            Director                                  February 17, 1999
------------------------------------------
              (J. James Gordon)

           /s/ Stanley A. Levine                Director                    February 17, 1999
 ------------------------------------------
            (Stanley A. Levine)

            /s/ Joseph A. Maida                 Director                    February 17, 1999
 ------------------------------------------
             (Joseph A. Maida)

            /s/ Melvin L. Maisel                Director                    February 17, 1999
 ------------------------------------------
            (Melvin L. Maisel)

           /s/ Ronald C. Miller                 Director                    February 17, 1999
------------------------------------------
            (Ronald C. Miller)

         /s/ Courtney A. Nelthropp              Director                    February 17, 1999
 ------------------------------------------
          (Courtney A. Nelthropp)

             /s/ Martin Prince                  Director                    February 17, 1999
------------------------------------------
              (Martin Prince)

                                                Director                    February 17, 1999
------------------------------------------
            (Richard M. Sontag)
                                                Director                    February 17, 1999
------------------------------------------
             (Patrick Tisano)

         /s/ Dr. Joseph D. Waxberg              Director                    February 17, 1999
 ------------------------------------------
          (Dr. Joseph D. Waxberg)

                                 EXHIBIT INDEX

                                                                                                Sequentially
Exhibit No.                                   Description                                       Numbered Page
-----------                                   -----------                                       -------------

Exhibit No.    Description
-----------    -----------
     4.1       Certificate of Incorporation (Exhibit 4.1 to Cornerstone Bancorp, Inc.
               Current Report on Form 8-K12G3 dated March 1, 1999). (1)

     4.2       Bylaws (Exhibit 4.2 to Cornerstone Bancorp, Inc. Current Report on Form 8-K12G3
               dated March 1, 1999). (1)

     5.1       Opinion and Consent of Shipman & Goodwin LLP as to the legality of the securities to be registered. (2)

    23.1       Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

    23.2       Consent of Deloitte & Touche LLP. (2)

    24.1 Power of Attorney (included in signature page of this Registration Statement). (2)

    27.1       Financial Data Schedule. (2)

____________
(1)  Incorporated by reference.
(2)  Filed herewith.

                                      E-1